UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

Northern Lights Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

909 Bannock Street

Denver, Colorado 80204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 323-2526

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	NLITU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	NLIT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	NLITW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities

On June 28, 2021, simultaneously with the consummation of its initial public offering (the “Offering”), Northern Lights Acquisition Corp., a Delaware corporation (the “Company”), consummated the private placement of an aggregate of 528,175 units (the “Private Placement Units”) to 5AK, LLC, the sponsor of the Company (the “Sponsor”), at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $5,281,750 (the “Private Placement”). No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement was conducted as a non-public transaction and, as a transaction by an issuer not involving a public offering, is exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 4(a)(2) of the Securities Act. The Private Placement Units are identical to the units sold in the Offering (described below), except that (a) the Private Placement Units and their component securities will not be transferable, assignable or saleable until the date of the consummation of the Company’s initial business combination except to permitted transferees and (b) the warrants included as a component of the Private Placement Units, so long as they are held by the Sponsor or its permitted transferees, (i) may be exercised by the holders on a cashless basis and (ii) will be entitled to registration rights.

Item 8.01.	Other Events

On June 28, 2021, the Company, consummated the Offering of 10,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”) and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000. The Company granted the underwriters in the Offering a 45-day option to purchase up to 1,500,000 additional Units solely to cover over-allotments, if any (the “Option”). The underwriters exercised the Option, resulting in an additional $15,000,000 in gross proceeds to the Company. The Offering was made pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-256701), originally filed with the U.S. Securities and Exchange Commission on June 2, 2021 (the “Registration Statement”).

A total of $117,300,000, comprised of the proceeds from the Offering and the proceeds of the sale of the Private Placement Units, net of the underwriting commissions, discounts, and offering expenses, was placed in a U.S.-based trust account, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes (less up to $100,000 interest to pay dissolution expenses), the funds held in the trust account will not be released from the trust account until the earliest of: (a) the completion of the Company’s initial business combination; (b) the redemption of any public shares of Class A Common Stock properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) either (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or certain amendments to the Charter prior thereto, or to redeem 100% of the public shares of Class A Common Stock if the Company does not complete its initial business combination within 12 months from the closing of the Offering (or up to 18 months from the closing of the Offering pursuant to the Charter, or as extended by the Company’s stockholders in accordance with the Charter) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity; or (c) the redemption of the Company’s public shares of Class A Common Stock if the Company is unable to complete its initial business combination within 12 months from the closing of the Offering (or up to 18 months from the closing of the Offering pursuant to the Charter, or as extended by the Company’s stockholders in accordance with the Charter), subject to applicable law.

On June 28, 2021, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated June 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN LIGHTS ACQUISITION CORP.

Date: June 28, 2021	By:	/s/ John Darwin
John Darwin
Co-Chief Executive Officer